Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Lock-Up Agreements, each dated December 14, 2007, entered into by the Company and the officers and directors of the Company (except the Lock-Up Agreement entered into by the Company and Marc Geman dated December 14, 2007 filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed on December 19, 2007) are substantially identical in all material respects to the Lock-Up Agreement filed below as Exhibit 10.5 to the Company’s Current Report on Form 8-K as filed on December 19, 2007 and incorporated herein by reference except as to the officer and director with whom the agreement is made, the position with the Company of such officer and director, the number of shares of common stock, and the number of shares of common stock underlying subject to warrants, options, debentures or other convertible securities.

OFFICER/DIRECTOR	POSITION	SHARES OF COMMON STOCK	SHARES OF COMMON STOCK UNDERYLING SUBJECT TO WARRANTS, OPTIONS, DEBENTURES OR OTHER CONVERTIBLE SECURITIES
Anthony S. Walker	Director and Chief Operating Officer	6,185,712	300,000

Kevin Morrison	Chief Culinary Officer	5,621,038	300,000

Arnold Tinter	Chief Financial Officer	0	600,000

Mark Maximovich	Vice President of Operations	0	150,000

Ray BonAanno	Director	2,360,445	100,000

Presley Reed	Director	2,690,986	100,000

L. Kelly Jones	Director	519,500	100,000

December 14, 2007

Each Purchaser referenced below:

Re:
Securities Purchase Agreement, dated as of December 14, 2007 (the “Purchase Agreement”), between Spicy Pickle Franchising, Inc., a Colorado corporation (the “Company”), and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(a) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until 60 calendar days after the Effective Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”); provided, however, that, with respect to any Securities acquired by the undersigned pursuant to the Purchase Agreement, the undersigned shall have the same rights as all other Purchasers. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities, and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

_________________________
Signature

__________________________
Print Name

__________________________
Position in Company

Address for Notice:

__________________________

__________________________

__________________________
Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

Spicy Pickle Franchising, Inc.

By: /s/ Marc Geman
Name: Marc Geman
Title: Chief Executive Officer